Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2021 RESULTS

Highlights:

●	3Q21 Reported EPS of $1.96, up 9%

¡	Adjusted EPS (non-GAAP) of $2.14, up 12%

●	3Q21 Net sales increased 19.8% to $2.07 billion

¡	Sales growth ex. currency (non-GAAP) of 17.0%

¡	Organic sales growth (non-GAAP) of 13.9%

●	FY 2021 EPS guidance ranges revised

¡	Reported EPS range now $8.55 to $8.70 (previously $8.50 to $8.80)

¡	Adjusted EPS range raised to $8.80 to $8.95 (previously $8.65 to $8.95)

GLENDALE, Calif., October 27, 2021 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended October 2, 2021. Non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We delivered another strong quarter,” said Mitch Butier, chairman, president and CEO. “Both LGM and RBIS delivered impressive top and bottom-line growth, with continued momentum in Intelligent Labels. This strong performance comes during a challenging period given the ongoing global health crisis, as supply chains remain tight and significant inflationary pressures continue to build.

“Given our performance in the third quarter, we raised our outlook for the full year as we continue to deliver significant earnings growth,” added Butier. “We are also pleased that the acquisition of Vestcom, a business that further expands our position in high value categories in RBIS and has the potential to further advance our Intelligent Labels strategy, closed in the quarter.

“Once again, I want to thank our entire team for their tireless efforts to keep one another safe while delivering for all our stakeholders.”

Operational/Market Update

In the third quarter, uncertainty surrounding the global health crisis remained elevated as parts of the world experienced a surge in COVID-19 cases, particularly in South Asia. As the pandemic evolves, the company has continued to adapt its world-class safety protocols. The safety and well-being of employees remains the company’s top priority. The greatest impact of the increase in COVID-19 cases to the company was in Vietnam, particularly in RBIS, which was significantly constrained for the majority of the quarter. While certain manufacturing sites were operating well below full capacity, the company leveraged its global scale to minimize disruptions to customers. All manufacturing locations are now largely operational.

The company continues to actively manage through a dynamic supply and demand environment. Demand across the majority of businesses and regions remains very strong, while raw materials, freight and labor availability continue to be constrained. The company continues to leverage its global scale and work closely with customers and suppliers to minimize disruptions. Inflation remains persistent and additional pricing and material re-engineering actions are being implemented to offset higher costs.

Third Quarter 2021 Results by Segment

Label and Graphic Materials

●	Reported sales increased 18% to $1.3 billion. Compared to prior year, sales were up 15% ex. currency (12% vs. 2019) and 14% on an organic basis (11% vs. 2019).

¡	Label and Packaging Materials sales were up approximately 15% from prior year on an organic basis, with strong growth in both the high value product categories and the base business.

¡	Sales increased by approximately 11% organically in the combined Graphics and Reflective Solutions businesses.

¡	On an organic basis, sales were up low-double digits in North America and emerging markets and more than 20% in Western Europe.

●

Reported operating margin decreased 140 basis points to 13.7%. Adjusted operating margin decreased 140 basis points to 13.8%, driven by the benefit of higher volume/mix, net of supply chain disruptions, which was more than offset by the net impact of pricing and raw material costs and higher employee-related costs.

Retail Branding and Information Solutions

●

Reported sales increased 25% to $531 million. Compared to prior year, sales were up 22% ex. currency (29% vs. 2019) and 14% on an organic basis (9% vs. 2019), reflecting strong growth in both the high value product categories and the base business.

¡	Intelligent Labels was up approximately 15% organically (40% vs. 2019).

●

Reported operating margin was flat to prior year at 11.0%. Adjusted operating margin increased 170 basis points to 13.8% as the benefits from higher volume and productivity were partially offset by the headwind from prior year temporary cost reduction actions, higher employee-related costs and growth investments.

●

The Vestcom acquisition closed on August 31, 2021. Vestcom expands RBIS’ role managing variable data in adjacent markets and accelerates the portfolio shift to high value product categories. The Vestcom business has above average sales growth and margins; we expect modest EPS accretion from the acquisition in fiscal year 2021.

Industrial and Healthcare Materials

●

Reported sales increased 24% to $195 million. Compared to prior year, sales were up 20% ex. currency (11% vs. 2019) and 15% on an organic basis (6% vs. 2019), reflecting a high-teens increase in industrial categories and a high-single digit increase in healthcare categories.

●

Reported operating margin increased 170 basis points to 9.6%. Adjusted operating margin decreased 220 basis points to 9.9% as the benefit from higher volume/mix net of supply chain disruptions was more than offset by the net impact of pricing, freight and raw material costs and higher employee-related costs.

Other

Financing, Balance Sheet and Capital Deployment

In August, the company issued $300 million of 0.850% Senior Notes due 2024 and $500 million of 2.250% Senior Notes due 2032. The company used the net proceeds from these offerings, together with cash on hand and commercial paper issuances, to finance the previously announced Vestcom acquisition that closed on August 31, 2021.

During the first three quarters of the year, the company deployed $1.5 billion for acquisitions and returned $290 million in cash to shareholders through a combination of share repurchases and dividends, up from $197 million for the same period last year. The company repurchased 0.7 million shares at an aggregate cost of $126 million. Net of dilution from long-term incentive awards, the company’s share count at the end of the quarter was down by 0.3 million compared to the same time last year.

The company’s balance sheet remains strong, with ample capacity to continue executing our long term capital allocation strategy. Net debt to adjusted EBITDA (non-GAAP) was 2.3 at the end of the third quarter, at the lower end of the company’s long-term target range.

Income Taxes

The company’s third quarter effective tax rate was 26.4%. The adjusted (non-GAAP) tax rate for the quarter was 25.3%, which is also the company’s current expectation for its full year adjusted tax rate.

Cost Reduction Actions

In the third quarter, the company realized approximately $11 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $2 million.

Outlook

In its supplemental presentation materials, “Third Quarter 2021 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2021 financial results. Based on the factors listed and other assumptions, the company has revised its guidance range for 2021 reported earnings per share from $8.50 to $8.80 to $8.55 to $8.70. Excluding an estimated $0.25 per share related to restructuring charges and other items, the company’s guidance range for adjusted earnings per share has been raised from $8.65 to $8.95 to $8.80 to $8.95.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2021 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employed more than 32,000 employees in more than 50 countries in 2020. Reported sales in 2020 were $7.0 billion. Learn more at www.averydennison.com.

#    #    #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Forward-looking statements also include those related to the acquisition of Vestcom, including its anticipated benefits, financing and effect on our long-term targets and future financial results.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (i) the impacts to underlying demand for our products and/or foreign currency fluctuations from global economic conditions, political uncertainty, changes in environmental standards and governmental regulations, including as a result of COVID-19; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; and (iv) the execution and integration of acquisitions, including the acquisition of Vestcom.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following:

●	COVID-19

●

International Operations – worldwide and local economic and market conditions; changes in political conditions; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets

●

Our Business – changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; fluctuations in demand affecting sales to customers; execution and integration of acquisitions, including the acquisition of Vestcom; selling prices; fluctuations in the cost and availability of raw materials and energy; the impact of competitive products and pricing; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; and collection of receivables from customers

●

Vestcom acquisition – significant transaction costs or unknown or inestimable liabilities; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company; and the possibility that, if we do not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of our common stock could decline

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●

Information Technology – disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; and data security breaches

●	Human Capital – recruitment and retention of employees; fluctuations in employee benefit costs; and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; volatility of financial markets; fluctuations in interest rates; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property and impact of legal and regulatory proceedings, including with respect to environmental, health and safety, anti-corruption and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K, filed with the Securities and Exchange Commission on February 25, 2021, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

John Eble (440) 534-6290

john.eble@averydennison.com

Third Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	3Q	3Q	% Sales Change vs. P/Y
	2021	2020	Reported	Ex. Currency	Organic
				(a)	(b)

Net sales, by segment:

Label and Graphic Materials	$1,345.8	$1,145.4	17.5%	14.6%	14.0%

Retail Branding and Information Solutions	530.7	426.1	24.5%	22.2%	13.5%

Industrial and Healthcare Materials	195.3	157.6	23.9%	20.0%	14.9%

Total net sales	$2,071.8	$1,729.1	19.8%	17.0%	13.9%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	3Q	3Q	%	% of Sales		3Q	3Q	%	% of Sales
	2021	2020	Change	2021	2020	2021	2020	Change	2021	2020

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Label and Graphic Materials	$184.9	$173.1		13.7%	15.1%	$185.1	$174.5		13.8%	15.2%

Retail Branding and Information Solutions	58.5	47.0		11.0%	11.0%	73.1	51.4		13.8%	12.1%

Industrial and Healthcare Materials	18.7	12.5		9.6%	7.9%	19.4	19.1		9.9%	12.1%

Corporate expense (d)	(20.6)	(19.1)				(20.1)	(19.1)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$241.5	$213.5	13%	11.7%	12.3%	$257.5	$225.9	14%	12.4%	13.1%

Interest expense	$18.0	$15.6				$18.0	$15.6

Other non-operating expense (income), net (e)	($0.9)	$0.1				($1.5)	$0.1

Income before taxes	$224.4	$197.8	13%	10.8%	11.4%	$241.0	$210.2	15%	11.6%	12.2%

Provision for (benefit from) income taxes	$59.2	$46.3				$61.0	$48.7

Equity method investment (losses) gains	($1.1)	($1.0)				($1.1)	($1.0)

Net income	$164.1	$150.5	9%	7.9%	8.7%	$178.9	$160.5	11%	8.6%	9.3%

Net income per common share, assuming dilution	$1.96	$1.79	9%			$2.14	$1.91	12%

3Q Free Cash Flow (f)						$251.2	$232.9

YTD Free Cash Flow (f)						$639.2	$341.7

See accompanying schedules A-4 to A-10 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

(c)	Excludes impact of restructuring charges and other items.

(d)	As reported “Corporate expense” in the third quarter of 2021 includes severance and related costs of $.5.

(e)	As reported “Other non-operating expense (income), net” in the third quarter of 2021 includes pension plan settlement loss of $.6.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended

	Oct. 2, 2021	Sep. 26, 2020	Oct. 2, 2021	Sep. 26, 2020

Net sales	$ 2,071.8	$ 1,729.1	$ 6,225.1	$ 4,980.6

Cost of products sold	1,517.4	1,244.9	4,497.4	3,628.4

Gross profit	554.4	484.2	1,727.7	1,352.2

Marketing, general and administrative expense	296.9	258.3	916.2	758.7

Other expense (income), net(1)	16.0	12.4	16.3	57.3

Interest expense	18.0	15.6	50.2	54.4

Other non-operating expense (income), net(2)	(0.9)	0.1	(3.6)	(0.2)

Income before taxes	224.4	197.8	748.6	482.0

Provision for (benefit from) income taxes	59.2	46.3	187.7	114.8

Equity method investment (losses) gains	(1.1)	(1.0)	(3.5)	(2.8)

Net income	$ 164.1	$ 150.5	$ 557.4	$ 364.4

Per share amounts:

Net income per common share, assuming dilution	$ 1.96	$ 1.79	$ 6.64	$ 4.34

Weighted average number of common shares outstanding, assuming dilution	83.7	84.0	83.9	84.0

(1)

“Other expense (income), net” for the third quarter of 2021 includes severance and related costs of $1.1, asset impairment charges of $1.3 and transaction and related costs of $19.4, partially offset by gain on investment of $4.9 and gain on sale of product line of $.9.

“Other expense (income), net” for the third quarter of 2020 includes severance and related costs of $6.5, asset impairment charges of $4.4, and loss on investment of $1.5.

“Other expense (income), net” for 2021 YTD includes severance and related costs of $5.1, asset impairment and lease cancellation charges of $1.9, transaction and related costs of $20.1, and loss on sale of assets, net, of $.2, partially offset by gain on sale of product line of $5.7, gain on investment of $4.9, and outcomes of legal proceedings, net, of $.4.

“Other expense (income), net” for 2020 YTD includes severance and related costs of $46.4, asset impairment charges of $6.2, transaction and related costs of $3.2, and loss on investment of $1.5.

(2)	“Other non-operating expense (income), net” for 2021 QTD and YTD includes pension plan settlement loss of $.6 and $1, respectively.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Oct. 2, 2021	Sep. 26, 2020

Current assets:

Cash and cash equivalents	$207.2	$284.7

Trade accounts receivable, net	1,441.2	1,212.7

Inventories, net	879.1	662.6

Other current assets	251.0	214.5

Total current assets	2,778.5	2,374.5

Property, plant and equipment, net	1,405.5	1,233.9

Goodwill and other intangibles resulting from business acquisitions, net	2,828.2	1,253.4

Deferred tax assets	152.7	203.3

Other assets	802.8	655.7

	$7,967.7	$5,720.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$398.8	$124.1

Accounts payable	1,268.2	932.8

Other current liabilities	942.4	759.1

Total current liabilities	2,609.4	1,816.0

Long-term debt and finance leases	2,800.2	2,020.0

Other long-term liabilities	758.9	550.2

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	854.8	850.3

Retained earnings	3,749.7	3,205.5

Treasury stock at cost	(2,606.4)	(2,451.4)

Accumulated other comprehensive loss	(323.0)	(393.9)

Total shareholders’ equity	1,799.2	1,334.6

	$7,967.7	$5,720.8

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Nine Months Ended

	Oct. 2, 2021	Sep. 26, 2020

Operating Activities:

Net income	$557.4	$364.4

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	122.9	113.7

Amortization	48.6	36.1

Provision for credit losses and sales returns	26.1	50.4

Stock-based compensation	27.1	12.1

Pension plan settlement loss	1.0	---

Deferred taxes and other non-cash taxes	(1.5)	17.1

Other non-cash expense and loss (income and gain), net	17.7	35.3

Changes in assets and liabilities and other adjustments	(36.5)	(187.3)

Net cash provided by operating activities	762.8	441.8

Investing Activities:

Purchases of property, plant and equipment	(130.6)	(91.7)

Purchases of software and other deferred charges	(9.8)	(13.8)

Proceeds from sales of property, plant and equipment	1.1	0.2

Proceeds from insurance and sales (purchases) of investments, net	1.2	5.2

Proceeds from sale of product line	6.7	---

Payments for acquisitions, net of cash acquired, and investments in businesses	(1,474.3)	(262.8)

Net cash used in investing activities	(1,605.7)	(362.9)

Financing Activities:

Net increase (decrease) in borrowings with maturities of three months or less	332.0	(57.1)

Additional borrowings under revolving credit facility	---	500.0

Repayments of revolving credit facility	---	(500.0)

Additional long-term borrowings	791.9	493.7

Repayments of long-term debt and finance leases	(8.0)	(268.9)

Dividends paid	(164.3)	(145.2)

Share repurchases	(126.0)	(52.2)

Net (tax withholding) proceeds related to stock-based compensation	(25.5)	(20.0)

Net cash provided by (used in) financing activities	800.1	(49.7)

Effect of foreign currency translation on cash balances	(2.3)	1.8

Increase (decrease) in cash and cash equivalents	(45.1)	31.0

Cash and cash equivalents, beginning of year	252.3	253.7

Cash and cash equivalents, end of period	$207.2	$284.7

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the non-GAAP financial measures described below in the accompanying news release and presentation.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (“TCJA”), where applicable, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

Reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended

	Oct. 2, 2021	Sep. 26, 2020	Oct. 2, 2021	Sep. 26, 2020

Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$2,071.8	$1,729.1	$6,225.1	$4,980.6

Income before taxes	$224.4	$197.8	$748.6	$482.0

Income before taxes as a percentage of net sales	10.8%	11.4%	12.0%	9.7%

Adjustments:

Interest expense	$18.0	$15.6	$50.2	$54.4

Other non-operating expense (income), net	(0.9)	0.1	(3.6)	(0.2)

Operating income before interest expense, other non-operating expense (income), and taxes	$241.5	$213.5	$795.2	$536.2

Operating margins	11.7%	12.3%	12.8%	10.8%

Income before taxes	$224.4	$197.8	$748.6	$482.0

Adjustments:

Restructuring charges:

Severance and related costs	1.1	6.5	5.1	46.4

Asset impairment and lease cancellation charges	1.3	4.4	1.9	6.2

Transaction and related costs	19.4	---	20.1	3.2

Loss on sale of assets, net	---	---	0.2	---

(Gain) loss on investments	(4.9)	1.5	(4.9)	1.5

Gain on sale of product line	(0.9)	---	(5.7)	---

Outcomes of legal proceedings, net(1)	---	---	(0.4)	---

Interest expense	18.0	15.6	50.2	54.4

Other non-operating expense (income), net	(0.9)	0.1	(3.6)	(0.2)

Adjusted operating income (non-GAAP)	$257.5	$225.9	$811.5	$593.5

Adjusted operating margins (non-GAAP)	12.4%	13.1%	13.0%	11.9%

Reconciliation from GAAP to Non-GAAP net income:

As reported net income	$164.1	$150.5	$557.4	$364.4

Adjustments:

Restructuring charges and other items(2)	16.0	12.4	16.3	57.3

Pension plan settlement loss	0.6	---	1.0	---

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(1.8)	(2.4)	(6.1)	(15.2)

Adjusted net income (non-GAAP)	$178.9	$160.5	$568.6	$406.5

(1)

2021 YTD includes Brazil indirect tax credit based on the Brazilian Federal Supreme Court ruling of $29.1, partially offset by contingent liability related to patent infringement jury verdict of $26.6 and legal settlement of $2.1.

(2)	Includes pretax restructuring and related charges, transaction and related costs, loss on sale of assets, gain/loss on investments, gain on sale of product line, and outcomes of legal proceedings.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 2, 2021	Sep. 26, 2020	Oct. 2, 2021	Sep. 26, 2020

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$ 1.96	$ 1.79	$ 6.64	$ 4.34

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	0.20	0.15	0.21	0.68

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.02)	(0.03)	(0.07)	(0.18)

Adjusted net income per common share, assuming dilution (non-GAAP)	$ 2.14	$ 1.91	$ 6.78	$ 4.84

Weighted average number of common shares outstanding, assuming dilution	83.7	84.0	83.9	84.0

Our adjusted tax rate was 25.3% for the three and nine months ended Oct. 2, 2021, and 23.2% and 24.1% for the three and nine months ended Sep. 26, 2020, respectively.

(1)

Includes pretax restructuring and related charges, transaction and related costs, loss on sale of assets, gain/loss on investments, gain on sale of product line, outcomes of legal proceedings, and pension plan settlement loss.

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 2, 2021	Sep. 26, 2020	Oct. 2, 2021	Sep. 26, 2020

Reconciliation of free cash flow:

Net cash provided by operating activities	$286.0	$257.8	$762.8	$441.8

Purchases of property, plant and equipment	(46.8)	(27.8)	(130.6)	(91.7)

Purchases of software and other deferred charges	(3.4)	(2.8)	(9.8)	(13.8)

Proceeds from sales of property, plant and equipment	0.1	0.1	1.1	0.2

Proceeds from insurance and sales (purchases) of investments, net	0.8	5.6	1.2	5.2

Payments for certain acquisition-related transaction costs	14.5	---	14.5	---

Free cash flow (non-GAAP)	$251.2	$232.9	$639.2	$341.7

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Third Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2021	2020	2021	2020	2021	2020

Label and Graphic Materials	$1,345.8	$1,145.4	$184.9	$173.1	13.7%	15.1%

Retail Branding and Information Solutions	530.7	426.1	58.5	47.0	11.0%	11.0%

Industrial and Healthcare Materials	195.3	157.6	18.7	12.5	9.6%	7.9%

Corporate Expense	N/A	N/A	(20.6)	(19.1)	N/A	N/A

TOTAL FROM OPERATIONS	$2,071.8	$1,729.1	$241.5	$213.5	11.7%	12.3%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2021	2020	2021		2020
Label and Graphic Materials

Operating income and margins, as reported	$184.9	$173.1	13.7%		15.1%

Adjustments:

Restructuring charges:

Severance and related costs	(0.4)	1.4	---		0.1%

Asset impairment charges	1.2	---	0.1%		---

Transaction and related costs	0.3	---	---		---

Gain on sale of product line	(0.9)	---	---		---

Adjusted operating income and margins (non-GAAP)	$185.1	$174.5	13.8%		15.2%

Depreciation and amortization	28.8	26.0	2.1%		2.3%

Adjusted EBITDA and margins (non-GAAP)	$213.9	$200.5	15.9%		17.5%

Retail Branding and Information Solutions

Operating income and margins, as reported	$58.5	$47.0	11.0%		11.0%

Adjustments:

Restructuring charges:

Severance and related costs	0.7	2.2	0.2%		0.5%

Asset impairment charges	0.1	0.7	---		0.2%

Transaction and related costs	18.7	---	3.5%		---

(Gain) loss on investments	(4.9)	1.5	(0.9%	)	0.4%

Adjusted operating income and margins (non-GAAP)	$73.1	$51.4	13.8%		12.1%

Depreciation and amortization	26.3	19.0	4.9%		4.4%

Adjusted EBITDA and margins (non-GAAP)	$99.4	$70.4	18.7%		16.5%

Industrial and Healthcare Materials

Operating income and margins, as reported	$18.7	$12.5	9.6%		7.9%

Adjustments:

Restructuring charges:

Severance and related costs	0.3	2.9	0.1%		1.8%

Asset impairment charges	---	3.7	---		2.4%

Transaction and related costs	0.4	---	0.2%		---

Adjusted operating income and margins (non-GAAP)	$19.4	$19.1	9.9%		12.1%

Depreciation and amortization	6.8	7.0	3.5%		4.5%

Adjusted EBITDA and margins (non-GAAP)	$26.2	$26.1	13.4%		16.6%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Nine Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2021	2020	2021	2020	2021	2020

Label and Graphic Materials	$4,099.0	$3,420.4	$639.2	$483.1	15.6%	14.1%

Retail Branding and Information Solutions	1,542.7	1,122.9	160.6	67.2	10.4%	6.0%

Industrial and Healthcare Materials	583.4	437.3	64.7	34.9	11.1%	8.0%

Corporate Expense	N/A	N/A	(69.3)	(49.0)	N/A	N/A

TOTAL FROM OPERATIONS	$6,225.1	$4,980.6	$795.2	$536.2	12.8%	10.8%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Ended

	OPERATING INCOME		OPERATING MARGINS

	2021	2020	2021		2020

Label and Graphic Materials

Operating income and margins, as reported	$639.2	$483.1	15.6%		14.1%

Adjustments:

Restructuring charges:

Severance and related costs	0.1	26.7	---		0.8%

Asset impairment charges	1.3	0.9	---		0.1%

Transaction and related costs	0.4	0.7	---		---

Outcomes of legal proceedings, net(1)	(26.3)	---	(0.6%	)	---

Gain on sale of product line	(5.7)	---	(0.1%	)	---

Adjusted operating income and margins (non-GAAP)	$609.0	$511.4	14.9%		15.0%

Depreciation and amortization	86.5	78.4	2.1%		2.2%

Adjusted EBITDA and margins (non-GAAP)	$695.5	$589.8	17.0%		17.2%

Retail Branding and Information Solutions
Operating income and margins, as reported	$160.6	$67.2	10.4%		6.0%
Adjustments:

Restructuring charges:

Severance and related costs	3.2	15.0	0.2%		1.4%

Asset impairment and lease cancellation charges	0.6	1.6	0.1%		0.1%

Transaction and related costs	18.9	2.5	1.2%		0.2%

Outcomes of legal proceedings, net(2)	25.9	---	1.7%		---

Loss on sale of asset	0.5	---	---		---

(Gain) loss on investments	(4.9)	1.5	(0.3%	)	0.1%

Adjusted operating income and margins (non-GAAP)	$204.8	$87.8	13.3%		7.8%

Depreciation and amortization	64.3	51.6	4.1%		4.6%

Adjusted EBITDA and margins (non-GAAP)	$269.1	$139.4	17.4%		12.4%

Industrial and Healthcare Materials
Operating income and margins, as reported	$64.7	$34.9	11.1%		8.0%
Adjustments:

Restructuring charges:

Severance and related costs	0.8	4.9	0.1%		1.1%

Asset impairment charges	---	3.7	---		0.8%

Transaction and related costs	0.8	---	0.1%		---

Gain on sale of assets	(0.3)	---	---		---

Adjusted operating income and margins (non-GAAP)	$66.0	$43.5	11.3%		9.9%

Depreciation and amortization	20.7	19.8	3.6%		4.6%

Adjusted EBITDA and margins (non-GAAP)	$86.7	$63.3	14.9%		14.5%

(1)	2021 YTD includes Brazil indirect tax credit based on the Brazilian Federal Supreme Court ruling of $28.4, partially offset by legal settlement of $2.1.
(2)	2021 YTD includes contingent liability related to patent infringement jury verdict of $26.6, partially offset by Brazil indirect tax credit based on the Brazilian Federal Supreme Court ruling of $.7.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins

(In millions, except %)

(UNAUDITED)

	(13 weeks)	(13 weeks)	(13 weeks)

Label and Graphic Materials	3Q21	3Q20	3Q19

Net sales	$1,345.8	$1,145.4	$1,185.1

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$184.9	$173.1	$159.0

Operating margins, as reported	13.7%	15.1%	13.4%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$(0.4)	$1.4	$1.2

Asset impairment and lease cancellation charges	1.2	-	-

Other items	(0.6)	-	-

Adjusted operating income (non-GAAP)	$185.1	$174.5	$160.2

Adjusted operating margins (non-GAAP)	13.8%	15.2%	13.5%

Depreciation and amortization	$28.8	$26.0	$24.3

Adjusted EBITDA (non-GAAP)	$213.9	$200.5	$184.5

Adjusted EBITDA margins (non-GAAP)	15.9%	17.5%	15.6%

Retail Branding and Information Solutions	3Q21	3Q20	3Q19

Net sales	$530.7	$426.1	$406.8

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$58.5	$47.0	$45.7

Operating margins, as reported	11.0%	11.0%	11.2%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.7	$2.2	$1.2

Asset impairment and lease cancellation charges	0.1	0.7	-

Other items	13.8	1.5	-

Adjusted operating income (non-GAAP)	$73.1	$51.4	$46.9

Adjusted operating margins (non-GAAP)	13.8%	12.1%	11.5%

Depreciation and amortization	$26.3	$19.0	$13.3

Adjusted EBITDA (non-GAAP)	$99.4	$70.4	$60.2

Adjusted EBITDA margins (non-GAAP)	18.7%	16.5%	14.8%

Industrial and Healthcare Materials	3Q21	3Q20	3Q19

Net sales	$195.3	$157.6	$169.5

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$18.7	$12.5	$17.7

Operating margins, as reported	9.6%	7.9%	10.4%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.3	$2.9	$0.9

Asset impairment charges	-	3.7	-

Other items	0.4	-	-

Adjusted operating income (non-GAAP)	$19.4	$19.1	$18.6

Adjusted operating margins (non-GAAP)	9.9%	12.1%	11.0%

Depreciation and amortization	$6.8	$7.0	$6.4

Adjusted EBITDA (non-GAAP)	$26.2	$26.1	$25.0

Adjusted EBITDA margins (non-GAAP)	13.4%	16.6%	14.7%

Corporate expense	3Q21	3Q20	3Q19

Corporate expense, as reported	$(20.6)	$(19.1)	$(22.7)

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.5	$-	$-

Other items	-	-	3.4

Corporate expense (non-GAAP)	$(20.1)	$(19.1)	$(19.3)

Total Company	3Q21	3Q20	3Q19

Net sales	$2,071.8	$1,729.1	$1,761.4

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$241.5	$213.5	$199.7

Operating margins, as reported	11.7%	12.3%	11.3%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$1.1	$6.5	$3.3

Asset impairment and lease cancellation charges	1.3	4.4	-

Other items	13.6	1.5	3.4

Adjusted operating income (non-GAAP)	$257.5	$225.9	$206.4

Adjusted operating margins (non-GAAP)	12.4%	13.1%	11.7%

Depreciation and amortization	$61.9	$52.0	$44.0

Adjusted EBITDA (non-GAAP)	$319.4	$277.9	$250.4

Adjusted EBITDA margins (non-GAAP)	15.4%	16.1%	14.2%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins and Net Debt to Adjusted EBITDA

(In millions, except %)

(UNAUDITED)

	(14 weeks)	(13 weeks)	(13 weeks)	(13 weeks)

	QTD

Total Company	4Q20	1Q21	2Q21	3Q21

Net sales	$1,990.9	$2,051.3	$2,102.0	$2,071.8

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$273.0	$283.8	$269.9	$241.5

Operating margins, as reported	13.7%	13.8%	12.8%	11.7%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$2.7	$2.4	$1.6	$1.1

Asset impairment and lease cancellation charges	-	0.5	0.1	1.3

Other items	(6.4)	(2.0)	(2.3)	13.6

Adjusted operating income (non-GAAP)	$269.3	$284.7	$269.3	$257.5

Adjusted operating margins (non-GAAP)	13.5%	13.9%	12.8%	12.4%

Depreciation and amortization	$55.5	$54.4	$55.2	$61.9

Adjusted EBITDA (non-GAAP)	$324.8	$339.1	$324.5	$319.4
Adjusted EBITDA margins (non-GAAP)	16.3%	16.5%	15.4%	15.4%

Total Debt				$3,199.0
Less: Cash and cash equivalents				207.2
Net Debt				$2,991.8
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.3

*LTM = Last twelve months (4Q20 to 3Q21)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Third Quarter 2021 (vs. 2020)
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	19.8%	17.5%	24.5%	23.9%

Foreign currency translation	(2.8%)	(2.9%)	(2.4%)	(4.0%)

Extra week impact	---	---	---	---

Sales change ex. currency (non-GAAP)(1)	17.0%	14.6%	22.2%	20.0%

Acquisitions and product line divestitures	(3.0%)	(0.6%)	(8.8%)	(5.1%)

Organic sales change (non-GAAP)(1)	13.9%	14.0%	13.5%	14.9%

	Third Quarter 2021 (vs. 2019)(2)
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	17.6%	13.6%	30.5%	15.2%

Foreign currency translation	(2.0%)	(1.9%)	(1.3%)	(4.1%)

Extra week impact	---	---	---	---

Sales change ex. currency (non-GAAP)(1)	15.6%	11.6%	29.2%	11.0%

Acquisitions and product line divestitures	(5.4%)	(0.4%)	(20.5%)	(4.7%)

Organic sales change (non-GAAP)(1)	10.1%	11.2%	8.7%	6.4%

	Nine Months Ended 2021 (vs. 2020)
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	25.0%	19.8%	37.4%	33.4%

Foreign currency translation	(5.0%)	(5.3%)	(3.1%)	(6.4%)

Extra week impact	(1.4%)	(1.4%)	(1.4%)	(1.6%)

Sales change ex. currency (non-GAAP)(1)	18.6%	13.1%	32.9%	25.4%

Acquisitions and product line divestitures	(2.1%)	(0.7%)	(5.4%)	(4.6%)

Organic sales change (non-GAAP)(1)	16.5%	12.4%	27.5%	20.9%

(1) Totals may not sum due to rounding.

(2) Third quarter 2021 vs. 2019 results are presented to facilitate comparison with pre-pandemic performance.